Exhibit 1.2

April 7, 2015

To the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

The Bank of Nova Scotia, a Canadian bank chartered under the Bank Act (Canada) (the “Bank”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”) U.S.$1,100,000,000 aggregate principal amount of 1.850% covered bonds due 2020 and guaranteed by Scotiabank Covered Bond Guarantor Limited Partnership (the “Guarantor”) (the “Securities”), as set forth in Schedule I hereto, to be issued pursuant to the provisions of a second amended and restated trust deed dated as of December 4, 2014 (the “Trust Deed”) by and among the Bank, the Guarantor and Computershare Trust Company of Canada, as bond trustee (the “Bond Trustee”). Citigroup Global Markets Inc. and Scotia Capital (USA) Inc. shall act as representatives of the several Underwriters (the “Representatives”).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to those terms in the amended and restated master definitions and construction agreement made between the Bank, the Guarantor, the Bond Trustee, and the other parties thereto dated as of September 24, 2013, as further amended by amending agreements to the master definitions and construction agreement dated as of July 22, 2014, August 15, 2014 and December 4, 2014.

                         1.            Representations and Warranties of the Bank. The Bank represents and warrants to and agrees with each of the Underwriters that:

                            (a)            The Bank meets the general eligibility requirements for use of Form F-3 under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Bank has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-188984), as amended, in respect of the Securities. The Bank has caused the Bond Trustee to prepare and file with the Commission a Form T-1 Statement of Eligibility of the Trustee (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); there are no reports or other information that in accordance with the requirements of the Commission must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no documents required to be filed with the Commission in connection with the Prospectus (as defined below) that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, referred to or filed or incorporated by reference as required and, in the case of those documents filed, delivered to the Representatives. The registration statement as amended as of the Effective Date (as defined below), including the prospectus constituting a part thereof, all exhibits thereto (but excluding the Form T-1) and the documents incorporated by reference therein at the time such registration statement became effective, is hereinafter called the “Registration Statement”; “Effective Date” means the effective date of the Registration Statement under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Underwriters with respect to the offering of the Securities; the base prospectus relating to the Securities filed as part of the

Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as supplemented by the preliminary prospectus supplement specifically relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Preliminary Prospectus”. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the final term sheet substantially in the form set forth in Schedule IV hereto and the other free writing prospectuses, if any, each identified in Schedule I hereto, and “Prospectus” means the final prospectus supplement relating to the offering of the Securities that discloses the public offering price and other final terms of the Securities, together with the Basic Prospectus, filed with the Commission. As used herein, the terms “Basic Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein as of the relevant time.

The Terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include any document subsequently filed by the Bank pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is deemed to be incorporated by reference therein.

(b)            Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use therein as of the relevant time.

(c)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the knowledge of the Bank, threatened by the Commission.

(d)            (i) The Registration Statement, as of the Effective Date, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the Effective Date, the Preliminary Prospectus, as of the date of the preliminary prospectus supplement specifically relating to the Securities, and the Time of Sale Prospectus, as of the Time of Sale (which shall be defined to be 3:05 p.m. New York City time on the date hereof), complied, and the Prospectus, as of the date of the final prospectus supplement specifically relating to the Securities, and as amended or

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supplemented on or prior to the Closing Date (as defined in Section 5), if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus, as of the Time of Sale, did not, and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each “issuer free writing prospectus” and “road show”, each as defined in Rule 433(h) of the Securities Act, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as amended or supplemented, if applicable, as of the date of the final prospectus specifically relating to the Securities and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Form T-1.

(e)            The Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Bank has not used or referred to, and will not, without the prior consent of the Representatives (such consent not to be unreasonably withheld), use or refer to, any free writing prospectus.

(f)            The Bank has been duly organized and is validly existing as a bank listed on Schedule I to the Bank Act (Canada) (the “Bank Act”), is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification except to the extent that the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Bank and its subsidiaries, taken as a whole (a “Material Adverse Effect”), and has all requisite power and authority (corporate and other) to conduct its businesses and to own, lease and operate its properties and assets as described in the Time of Sale Prospectus, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Securities.

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(g)            The Bank is subject to the reporting obligations of the Exchange Act.

(h)            Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (the “Significant Subsidiaries”) of the Bank has been duly incorporated and is validly existing under the laws of the relevant jurisdiction set forth opposite its name in Column 2 in Schedule III to this Agreement, and each Significant Subsidiary is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and has all requisite power and authority (corporate and other) to conduct its business and to own, lease and operate its properties and assets as described in the Time of Sale Prospectus, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(i)            Each of the Bank and its Significant Subsidiaries has conducted and is conducting its business in compliance in all respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) from the relevant regulatory or governmental authority in all such jurisdictions in which the Bank or its Significant Subsidiaries conduct business, to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, except in each case where the failure to be in such compliance or to hold such license, permit, approval, consent, certificate, registration or authorization would not have a Material Adverse Effect; and all such licenses, permits, approvals, consents, certificates, registrations and authorizations are in good standing and in effect, except where the failure to be in good standing or in effect would not have a Material Adverse Effect, and none of the same contains any term, provision, condition or limitation which will have a Material Adverse Effect.

(j)            The execution and delivery by the Bank of this Agreement and the performance by the Bank of its obligations under this Agreement, the Trust Deed and the Securities will not result in a breach of or default under, and will not create a state of facts which, after notice or lapse of time or both, will result in a breach or default under, and will not conflict with:

(i)       any of the terms, conditions or provisions of the Bank Act or the by-laws of the Bank;

(ii)          any license, permit, approval, consent, certificate, registration or authorization (whether governmental, regulatory or otherwise) issued to the Bank or any Significant Subsidiary or any agreement, indenture, lease, document or instrument to which the Bank or any Significant Subsidiary is a party or by which it is contractually bound at the Time of Delivery, except for breaches or violations which would not have a Material Adverse Effect; or

(iii)        any statute, regulation or rule applicable to the Bank or any Significant Subsidiary, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any Significant Subsidiary, except for breaches or violations which would not have a Material Adverse Effect.

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(k)            The Bank has not filed any confidential material change report with any of the applicable Canadian securities commissions or similar regulatory authorities, the Toronto Stock Exchange or any other self-regulatory authority which remains confidential.

(l)            All of the issued shares of capital stock of each Significant Subsidiary are validly authorized, issued and outstanding, are fully paid and non-assessable and are owned directly or indirectly by the Bank, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever.

(m)            This Agreement has been duly authorized, executed and delivered by the Bank.

(n)            On or before the Time of Delivery, all actions required to be taken by or on behalf of the Bank, including the passing of all requisite resolutions of its directors, will have occurred so as to validly authorize, issue and sell the Securities as contemplated by this Agreement, and duly, punctually and faithfully perform all the obligations to be performed by it under this Agreement.

(o)            No consent, approval, authorization or order of, or qualification with, any relevant regulatory or governmental authority having jurisdiction over the Bank or any of its subsidiaries or any of their properties (“Governmental Authorization”) is required in connection with the issuance and sale of the Securities or the consummation by the Bank of the transactions contemplated by this Agreement or the Trust Deed, except such as have been, or will have been prior to the Time of Delivery, obtained under the laws of the provinces and territories of Canada, the Securities Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(p)            The Trust Deed has been duly qualified under the Trust Indenture Act and has been duly authorized by the Bank and, when executed and delivered by the Bank, and assuming the due authorization, execution and delivery thereof by the Bond Trustee, will constitute a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and general principles of equity and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(q)            The Securities have been duly authorized by the Bank and, when executed and authenticated in accordance with the provisions of the Trust Deed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and general principles of equity and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction, and the Securities will be entitled to the benefits of the Trust Deed.

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(r)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(s)            The consolidated financial statements of the Bank included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement, together with the related schedules and notes, present fairly in all material respects the consolidated statements of financial position of the Bank and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of the Bank and its subsidiaries for the period specified, and such consolidated financial statements, together with the related schedules and notes, have been prepared in conformity with International Financial Reporting Standards as published by the International Accounting Standards Board, including the accounting requirements of the Office of the Superintendent of Financial Institutions (Canada), consistently applied throughout the periods involved, except as disclosed therein.

(t)            There is no action, suit, proceeding, inquiry or investigation before or brought by any court or any federal, provincial, state, municipal or other governmental department, commission, board, agency or body, domestic or foreign, now pending, or, to the knowledge of the Bank, threatened against or affecting the Bank or any of its subsidiaries (i) other than proceedings described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Bank to perform its obligations under this Agreement, the Trust Deed or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that is required to be described in the Registration Statement or the Prospectus and is not so described.

(u)            Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Bank and any person that would give rise to a valid claim against the Bank or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities contemplated hereunder.

(v)            Except as set forth in the Time of Sale Prospectus, neither the Bank nor any of the Bank’s subsidiaries is a party to any contract with or other undertaking to, or is subject to any governmental order by, or is a recipient of any presently applicable supervisory letter or other written communication of any kind from, any governmental authority which has had or reasonably would be expected to have a Material Adverse Effect.

(w)           The Bank is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and is relying on an exemption therefrom, other than pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

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(x)            As of the issue date of any Tranche (after giving effect to the issue of such Securities and of any other Securities to be issued, and to the redemption of any Securities to be redeemed, on or prior to such issue date), the aggregate principal amount of outstanding Securities issued pursuant to the Registration Statement will not exceed the authorized amount permitted under the Registration Statement and the aggregate principal amount of all outstanding securities issued will not exceed any limits on the authorized amount of outstanding securities established by the Office of the Superintendent of Financial Institutions (Canada).

(y)           There exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, an Issuer Event of Default in relation to any outstanding Security.

(z)            Each of the representations and warranties of the Bank in the Mortgage Sale Agreement (other than those for which remedy of repurchase or substitution is available) and in the other Transaction Documents to which it is a party is true and correct in all material respects as of the date it is expressed to be made.

(aa)           The Bank has not received notice of any litigation or claim calling into question its title to any Related Security sold to the Guarantor under the Mortgage Sale Agreement or its rights to assign or declare a trust in respect of any such Related Security to the Guarantor.

(bb)            Neither the Bank nor any of its subsidiaries nor, to the knowledge of the Bank, any director, officer or employee of the Bank or of any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Bank and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(cc)            The operations of the Bank and its subsidiaries are conducted and, to the knowledge of the Bank, have been conducted in all material respects in compliance with the applicable anti-money laundering statutes of all jurisdictions to which the Bank or its subsidiaries are subject and the rules and regulations thereunder, including the U.S. Bank Secrecy Act, as amended by Title III of the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Bank, threatened.

(dd)            None of the Bank, any of its subsidiaries or, to the knowledge of the Bank, any director, officer, agent or employee of the Bank or any of its subsidiaries is an individual or entity (“Person”) that is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC-administered sanctions”); the Bank and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with OFAC-administered sanctions, including with respect to any

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businesses in any country or territory that is the subject of OFAC-administered sanctions; and the Bank will not directly or indirectly use the proceeds of the offering of Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that at the time of such funding or facilitation, is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the offering of the Securities, whether as underwriter, advisor, or otherwise) to violate any OFAC-administered sanctions.

2.            Representations and Warranties of the Guarantor. The Guarantor represents and warrants to and agrees with each of the Underwriters that:

(a)            The Guarantor is a limited partnership duly established and validly existing under the Limited Partnerships Act (Ontario), with full power, capacity and authority to own its properties and to conduct its business, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it.

(b)            The Guarantor has full power and capacity to execute and deliver this Agreement, the Covered Bond Guarantee and the Agency Agreement and to undertake and to perform the obligations expressed to be assumed by it herein and therein, and has taken all necessary corporate or other action to approve and to authorize the same.

(c)            This Agreement, the Covered Bond Guarantee, the Agency Agreement and the other Transaction Documents to which the Guarantor is a party have been duly authorized, executed and delivered by the Guarantor and constitute, legal, valid, binding and enforceable obligations of the Guarantor as to enforcement, bankruptcy, insolvency, reorganization and the laws of general applicability relating to or affecting creditor's rights and to general equity principles.

(d)            All authorizations, consents, approvals, filings, notifications and registrations required by the Guarantor for or in connection with the execution and delivery of this Agreement and the other Transaction Documents and the performance by the Guarantor of the obligations expressed to be undertaken by it herein and therein and the distribution of the Prospectus and the relevant Prospectus Supplement have been obtained and are in full force and effect or, as the case may be, have been effected.

(e)            The execution and delivery of this Agreement, the Covered Bond Guarantee, the Agency Agreement and the other Transaction Documents to which the Guarantor is a party and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Limited Partnerships Act (Ontario) or any constitutional documents of the Guarantor, the laws of the Province of Ontario, Canada or (B) violate, conflict with or result in a breach of any terms, conditions or provisions, any indenture, trust deed, mortgage or other agreement or note to which the Guarantor is a party or by which it or any of its assets or properties is bound and which would be material in the context of the issue of the Securities, or (C) infringe any existing applicable law, rule, regulation,

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directive (including any relevant implementing measures), judgment, order or decree of Canada or any political subdivisions of the foregoing having jurisdiction over the Guarantor or its assets or properties that would have an adverse material effect on holders of the Securities.

(f)            The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented, did not, as of their respective issue dates, contain an untrue statement of a material fact with respect to the Guarantor or the Covered Bond Guarantee or omit to state a material fact required to be stated therein with respect to the Guarantor or the Covered Bond Guarantee or necessary to make the statements therein with respect to the Guarantor or the Covered Bond Guarantee, in the light of the circumstances in which they were made, not misleading.

(g)            The Guarantor has not engaged in any activities since its incorporation other than (A) those incidental to any registration as a limited partnership under the Limited Partnerships Act (Ontario); (B) the authorization and execution of the Transaction Documents to which it is a party; (C) the activities referred to or contemplated in the Transaction Documents or in the Time of Sale Information and the Prospectus; or (D) the activities necessary to hold the Portfolio and its other assets in accordance with the terms of the Transaction Documents.

(h)            Other than as set out in any of the Transaction Documents there exists no mortgage, lien, pledge or other charge or security interest on or over its assets and other than the Transaction Documents, it has not entered into any material indenture or trust deed.

(i)            There exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, an Guarantor Event of Default (as defined in the Terms and Conditions) in relation to any outstanding Security.

(j)            Each of the representations and warranties of the Guarantor in the Transaction Documents to which it is a party is true and correct in all material respects as of the date it is expressed to be made.

(k)            Subject to the laws of bankruptcy and other laws affecting the rights of creditors generally, its obligations under the Covered Bond Guarantee and the Transaction Documents to which it is a party will be secured in the manner provided in the Security Agreement.

(l)            The Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” as such term is defined in Section 3(a)(1) of the Investment Company Act and though other exemptions or exclusions may be applicable, the Guarantor has relied upon the exclusion afforded by Section 3(c)(5)(C) of the Investment Company Act.

(m)            There is no action, suit, proceeding, inquiry or investigation before or brought by any court or any federal, provincial, state, municipal or other governmental department, commission, board, agency or body, domestic or foreign, now pending, or, to the knowledge of

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the Guarantor, threatened against or affecting the Guarantor or any of its subsidiaries (i) other than proceedings described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Guarantor to perform its obligations under this Agreement, the Trust Deed or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that is required to be described in the Registration Statement or the Prospectus and is not so described.

3.            Agreements to Sell and Purchase. The Bank hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Bank the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

4.            Public Offering. The Bank is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Representatives’ judgment is advisable. The Bank is further advised by the Representatives that the Securities are to be offered to the public upon the terms set forth in the Time of Sale Prospectus and the Prospectus.

5.            Payment and Delivery. Payment for the Securities shall be made to or upon the order of the Bank by wire transfer payable in funds immediately available to an account specified by the Bank on the Closing Date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be reasonably designated by the Representatives in writing. The time and date of such payment are hereinafter referred to as the “Time of Delivery” and such date, the “Closing Date.”

At the Time of Delivery, the Bank shall pay the Underwriters a fee (the “Underwriters’ Fee”) equal to 0.35% of the aggregate principal amount of the Underwriters’ Securities. The parties agree that the Underwriters shall set off the Underwriters’ Fee against a portion of the purchase price payable to the Bank in an amount equal to the Underwriters’ Fee and payment by the Underwriters to the Bank in accordance with the above paragraph of the purchase price net of the Underwriters’ Fees shall be full satisfaction of the Underwriters’ obligation to pay the purchase price for the Securities and of the Bank’s obligation to pay the Underwriters’ Fee. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct and agree to with the Bank.

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6.            Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Bank and the Guarantor in this Agreement are, at and as of the Time of Delivery, true and correct, the condition that the Bank and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing thereunder and in accordance with Section 7(a) hereof; no order having the effect of ceasing or suspending the distribution of the Securities or stop order suspending the effectiveness of the Registration Statement or any part thereof or having the effect of preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Bank, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)            Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Bank or any of its Significant Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Bank, in their capacity as such officer only, to the effect set forth in Section 6(b)(i) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of the Closing Date and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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(d)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Managing GP on behalf of the Guarantor, in their capacity as such officer only, to the effect that the representations and warranties of the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Bank, in their capacity as such officer only, to the effect that, other than as set forth in the Prospectus, to his or her knowledge, there is no action, proceeding or investigation pending or threatened by or against the Bank or any of its Significant Subsidiaries, at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which questions the validity of the issuance of the Securities or of any action taken or to be taken by the Bank pursuant to this Agreement or in connection with the issuance of the Securities.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(f)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Managing GP on behalf of the Guarantor, in their capacity as such officer only, to the effect that, other than as set forth in the Prospectus, to his or her knowledge, there is no action, proceeding or investigation pending or threatened by or against the Guarantor, at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which questions the validity of the issuance of the Securities or of any action taken or to be taken by the Guarantor pursuant to this Agreement or in connection with the issuance of the Securities.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(g)            The Underwriters shall have received on the Closing Date opinions of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank, dated the Closing Date, in form and substance satisfactory to the Representatives. Osler, Hoskin & Harcourt LLP, as Canadian counsel for the Bank, may limit their opinion to matters arising under the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(h)            The Underwriters shall have received on the Closing Date an opinion of Allen & Overy LLP, United States counsel for the Bank, dated the Closing Date, in form and substance satisfactory to the Representatives. Allen & Overy LLP, as United States counsel for the Bank, may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America.

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(i)            The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster LLP, United States counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Trust Deed, the Registration Statement, the Time of Sale Prospectus, the Prospectus as amended or supplemented, if applicable, and other related matters as the Representatives may reasonably require. Morrison & Foerster LLP may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America.

The opinions of counsel for the Bank described in subsections (f) and (g) above shall be rendered to the Underwriters at the request of the Bank and shall so state therein.

(j)            The Underwriters shall have received on the Closing Date opinions of local Canadian counsel for the Bank and the Guarantor, dated the Closing Date, in form and substance satisfactory to the Representatives with respect to matters relating to loan documents used to originate loans in the Portfolio and the perfection of a security interest in the assets of the Portfolio, if applicable.

(k)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from KPMG LLP, chartered accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as amended or supplemented, if applicable.

(l)            The Underwriters shall have received, on the Closing Date, in form and substance reasonably satisfactory to the Representatives, from KPMG LLP, chartered accountants, an "agreed upon procedures letter" with respect to the Auditor's review of certain assets comprising the Portfolio; provided, however, that if the Representatives reasonably believe that the assets comprising the Portfolio have changed materially since the date of such letter that was last furnished to the Bank, the Representatives may request that the Bank procure that KPMG LLP update the procedures undertaken in such letter and provide an updated letter to the Underwriters.

7.            Covenants of the Bank and the Guarantor. Each of the Bank and the Guarantor covenants with each Underwriter as follows:

(a)            To prepare the Prospectus in a form reasonably approved by the Representatives and to file the Prospectus with the Commission not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus prior to the Time of Delivery, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives shall have reasonably objected in a timely manner by written notice to each of the Bank and the Guarantor; to file promptly all reports required to be filed with the Commission by the Bank or the Guarantor pursuant to Section 13(a), 13(c) or 15(d) of the

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Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (A) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Preliminary Prospectus or the Prospectus has been filed, in each case, with the Commission, (B) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or the effectiveness of the Registration Statement, (C) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, or (D) of any request by the Commission for the amending or supplementing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or for additional information relating to the Securities; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)            To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Bank or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process or to taxation in any jurisdiction where it is not now so subject.

(c)            To furnish to the Representatives, without charge, to each of the Underwriters, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Representatives may reasonably request.

(d)            To furnish to the Representatives a copy of each proposed free writing prospectus to be used by, or referred to by the Bank or the Guarantor and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)            Other than the filing with the Commission of the final term sheet substantially in the form set forth in Schedule IV hereto, not to knowingly take any action that would result in an Underwriter, the Bank or the Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus

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or to file under the Exchange Act any document incorporated by reference in the Time of Sale Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, forthwith to notify the Representatives and, upon the request of the Representatives, prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)            If, during such period after the filing of the Prospectus with the Commission the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, forthwith to notify the Representatives, and, upon the request of the Representatives, prepare, file with the Commission and furnish, at their own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to each of the Bank and the Guarantor) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) are delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)            To make generally available to each of the Bank’s and the Guarantor’s security holders and to the Representatives as soon as practicable, but in any event not later than eighteen months after the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, the earnings statements (which need not be audited) of the Bank and its subsidiaries and of the Guarantor and its subsidiaries covering a period of at least twelve months beginning with the first fiscal quarter of the Bank or the Guarantor, as applicable, occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that each of the Bank and the Guarantor may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of each of the Bank’s and the Guarantor’s counsel and each of the Bank’s and the

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Guarantor’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Bank and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(b) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the fees and expenses of the Bond Trustee and any agent of the Bond Trustee and the reasonable fees and disbursements of counsel for the Bond Trustee in connection with the Trust Deed and the Securities, (viii) the costs and expenses of each of the Bank and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of each of the Bank and the Guarantor, and travel and lodging expenses of the representatives and officers of each of the Bank and the Guarantor and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of each of the Bank and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)            During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities of the Bank or the Guarantor or warrants to purchase or otherwise acquire debt securities of the Bank or the Guarantor substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper or Yankee certificates of deposit with a maturity of no more than 12 months issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

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(k)            To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives (such consent not to be unreasonably withheld), and to file such final term sheet within two days of the later of the date such final terms have been established for the offering of the Securities and the date of first use.

(l)            Save to the extent expressly contemplated in the Transaction Documents, it will not terminate any of the Transaction Documents to which it is a party or make or permit to become effective any amendment to the Transaction Documents which amendment may adversely affect the interests of any Underwriter or any holder of any outstanding Securities and will promptly notify each Underwriter of any proposed amendment to or termination of the Transaction Documents concerning the Program generally whether or not adversely affecting the interests of any Underwriter or any holder of any outstanding Securities.

8.            Covenants of the Underwriters.

(a)            Each Underwriter represents and warrants to, and agrees with, the Bank, the Guarantor and each other Underwriter that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior consent of the Bank, the Guarantor and the Representatives (such consent not to be unreasonably withheld); provided, however, that prior to the preparation of the final term sheet substantially in the form set forth in Schedule IV hereto, the Underwriters are authorized to use a free writing prospectus that contains only information (i) describing the preliminary terms of the Securities or their offering or (ii) describing the final terms of the Securities which will not be inconsistent with the final term sheet substantially in the form set forth in Schedule IV hereto.

(b)            Each Underwriter (i) represents that it has not offered or sold, directly or indirectly, and agrees that it will not, directly or indirectly, offer, sell or deliver, any of the Securities in or from Canada or to any resident of Canada without the consent of the Bank and (ii) agrees that it will include a comparable provision to clause (i) above of this Section 8(b) in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the Securities that may be entered into by such Underwriter.

9.            Indemnity and Contribution.

(a)            The Bank and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Basic Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or road show, each as defined in Rule 433(h) under the Securities Act, and, in the case of a road show, as

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identified on Schedule V hereto, any Bank information that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Bank and the Guarantor in writing by such Underwriter through the Representatives expressly for use therein.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, the Guarantor, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Bank or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Bank and the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any amendment thereof, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus or road show, each as defined in Rule 433(h) under the Securities Act, and, in the case of a road show, as identified on Schedule V hereto, or any amendment or supplement thereto.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Bank, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at

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any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)            To the extent the indemnification provided for in Section 9(a) or Section 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Bank and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Bank and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Bank and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)            The Bank, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set

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forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Bank and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Bank or the Guarantor, their officers or directors or any person controlling the Bank or the Guarantor and (iii) acceptance of and payment for any of the Securities.

10.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Bank, if after the execution and delivery of this Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the Toronto Stock Exchange, (ii) trading of any securities of the Bank shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, Canadian federal or Ontario provincial authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the

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Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Bank for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank. In any such case either the Representatives or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Bank or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Bank shall be unable to perform its obligations under this Agreement, the Bank will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.            Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Bank, the Guarantor and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)            The Bank acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Bank or any other person, (ii) the Underwriters owe the Bank only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Bank. The Bank waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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13.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the address set forth in Schedule I hereto; and if to the Bank shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.            Submission to Jurisdiction; Appointment of Agent for Service.

(a)            Each of the Bank and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, or the transactions contemplated hereby or thereby. Each of the Bank and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that either of the Bank or the Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Bank or the Guarantor, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Bank hereby irrevocably appoints the Vice President, US Operations of The Bank of Nova Scotia, with offices at 250 Vesey Street, New York, NY 10281, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Bank waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Bank represents and warrants that such agent has agreed to act as the Bank’s agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

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(c)            The Guarantor hereby irrevocably appoints The Bank of Nova Scotia – New York Agency, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Guarantor waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Guarantor represents and warrants that such agent has agreed to act as the Guarantor’s agent for service of process, and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representatives could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Bank with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Bank agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Bank an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder,

19.            Waiver of Jury Trial. Each of the Bank, the Guarantor and the Underwriters hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

23

Very truly yours,
THE BANK OF NOVA SCOTIA
By:	/s/ Ian Berry
Name: Ian Berry
Title: Managing Director & Head, Funding

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP
By:	/s/ Christy Bunker
Name: Christy Bunker
Title: Vice President, Scotiabank Covered Bond GP Inc., in its capacity as managing general partner of the Guarantor

Accepted as of the date hereof

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.

Acting severally on behalf of themselves and the several
Underwriters named in Schedule II hereto

By:	Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

By:	Scotia Capital (USA) Inc.

By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Chief Financial Officer

SCHEDULE I

U.S.$1,100,000,000 cOVERED BONDS due 2020

Representatives:	Citigroup Global Markets Inc. Scotia Capital (USA) Inc.
Trust Deed:	Second amended and restated trust deed, dated as of December 4, 2014, by and among the Bank, the Guarantor and Computershare Trust Company of Canada, as Bond Trustee
Bond Trustee:	Computershare Trust Company of Canada
Registration Statement File No.:	333-188984
Time of Sale Prospectus:

Base Prospectus dated August 20, 2014, relating to the Securities.

The preliminary prospectus supplement, dated April 7, 2015, relating to the Securities.

The free writing prospectus attached hereto as Schedule IV, to be filed by the Bank under Rule 433(d) of the Securities Act.

Securities to be Purchased:	U.S.$1,100,000,000 Covered Bonds due 2020
Aggregate Principal Amount:	U.S.$1,100,000,000
Purchase Price:	99.598% of the principal amount of the Securities (reflecting Underwriters’ Fee of 0.35%)
Maturity:	April 14, 2020
Interest Rate:	1.850% per annum, accruing from April 14, 2015
Interest Payment Dates:	April 14 and October 14 of each year, beginning on October 14, 2015 and ending at maturity
Extended Due for Payment Date:	April 14, 2021
Day Count Convention:	30/360; Following, Unadjusted
I-1

“Business Day” definition:	Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, New York or Toronto, Ontario
Closing Date:	April 14, 2015
Closing Location:	New York, New York
Address for Notices to Underwriters:

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: 646-291-1469

Attention: General Counsel

c/o Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Facsimile: 212-225-6550

Attention: Debt Capital Markets

- with a copy to -

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019-9601

Facsimile: 212-468-7900

Attention: Jerry Marlatt

Address for Notices to the Bank:

The Bank of Nova Scotia
44 King Street West
Scotia Plaza, 64th Floor

Toronto, Ontario M5H 1H1
Facsimile: 416-945-4001
Attention: Ian Berry

- with a copy to -

Osler, Hoskin & Harcourt LLP

100 King Street West

1 First Canadian Place

Suite 6100, P.O. Box 50

Toronto, Ontario M5X 1B8

Facsimile: 416-862-6666

Attention: Rick Fullerton

I-2

Address for Notices to the Guarantor:

The Bank of Nova Scotia

c/o Scotiabank Covered Bond Guarantor Limited Partnership
44 King Street West
Scotia Plaza, 64th Floor

Toronto, Ontario M5H 1H1
Facsimile: 416-945-4001
Attention: Ian Berry

- with a copy to -

Osler, Hoskin & Harcourt LLP

100 King Street West

1 First Canadian Place

Suite 6100, P.O. Box 50

Toronto, Ontario M5X 1B8

Facsimile: 416-862-6666

Attention: Rick Fullerton

I-3

SCHEDULE II

U.S.$1,100,000,000 covered bonds due 2020

Underwriter	Principal Amount of Securities to Be Purchased

Citigroup Global Markets Inc.	U.S.$220,000,000
Scotia Capital (USA) Inc.	220,000,000
Barclays Capital Inc.	143,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	121,000,000
UBS Securities LLC	121,000,000
HSBC Securities (USA) Inc.	66,000,000
Morgan Stanley & Co. LLC	66,000,000
Deutsche Bank Securities Inc.	33,000,000
Goldman, Sachs & Co.	33,000,000
J.P. Morgan Securities plc	33,000,000
Credit Suisse Securities (USA) LLC	22,000,000
Wells Fargo Securities, LLC	22,000,000
Total	U.S.$1,100,000,000

II-1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

Name of Significant Subsidiary	Jurisdiction of Incorporation of Significant Subsidiary	Percentage of Direct or Indirect Ownership of each Significant Subsidiary by the Bank
None

III-1

SCHEDULE IV

[FWP]

IV-1

THESE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CANADA MORTGAGE AND HOUSING CORPORATION ("CMHC") NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE DOCUMENT. THESE COVERED BONDS ARE NOT INSURED OR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

THE BANK OF NOVA SCOTIA

U.S.$1,100,000,000 1.850% Covered Bonds, Series CBL7, due April 14, 2020

FINAL TERM SHEET DATED APRIL 7, 2015

Issuer:	The Bank of Nova Scotia
Guarantor:	Scotiabank Covered Bond Guarantor Limited Partnership
Expected Ratings(1):	Aaa / AAA / AAA by Moody’s / Fitch / DBRS
Series:	CBL7
Aggregate Principal Amount:	U.S.$1,100,000,000
Format:	SEC Registered
Trade Date:	April 7, 2015
Issue Date (T + 5)(2):	April 14, 2015
Interest Commencement Date:	April 14, 2015
Final Maturity Date:	April 14, 2020
Extended Due for Payment Date:	April 14, 2021
Rate of Interest:	1.850% per annum payable semi-annually in arrears
Interest Rate Basis:

A fixed rate of 1.850% per annum payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date

If applicable, 1-month USD LIBOR + 49.875 bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date up to but excluding the Extended Due for Payment Date

Interest Payment Date(s):	April 14 and October 14 in each year up to and including the Final Maturity Date
Specified Interest Payment Date(s):	If applicable, after the Final Maturity Date, each Specified Interest Payment Date will be the 14th day of each month
Day Count Basis(3):	30 / 360
Business Day Convention(4):	Following Business Day Convention (unadjusted)
Business Day(s):	New York, Toronto
Re-offer Spread vs. MS:	37 bps (T + 54 bps)
Re-offer Yield:	1.861%
Issue Price:	99.948% of the Aggregate Principal Amount
Redemption/Payment Basis:	Redemption at par
Listing:	None
Specified Denominations/Integral Multiple:	U.S.$1,000 / U.S.$1,000
Optional Redemption:	None
Governing Law:	Province of Ontario and the federal laws of Canada applicable therein

Form of Covered Bond:	SEC Registered Global Covered Bond registered in the name of a nominee for DTC and exchangeable only after an Exchange Event
CUSIP:	06416CAB4
ISIN:	US06416CAB46
Joint Book-Running Managers:	Citigroup Global Markets Inc. Scotia Capital (USA) Inc. Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC
Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Deutsche Bank Securities Inc. Goldman, Sachs & Co. J.P. Morgan Securities plc Credit Suisse Securities (USA) LLC Wells Fargo Securities, LLC

(1) A credit rating is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.

(2) Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Covered Bonds on the pricing date or the next succeeding business day will be required, by virtue of the fact that the Covered Bonds initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

(3) If applicable, after the Final Maturity Date, the Day Count Fraction will be Actual / 360.

(4) If applicable, after the Final Maturity Date, the Business Day Convention will be Modified Following Business Day Convention (adjusted).

The Issuer and Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, or any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or by calling Scotia Capital (USA) Inc. toll-free at 1-800-372-3930 or by calling Barclays Capital Inc. toll-free at 1-888-603-5847 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or by calling UBS Securities LLC at 1-888-827-7275.

European Economic Area Legends:

If and to the extent that this announcement is communicated in, or the offer of the Covered Bonds to which it relates is made in, any EEA Member State that has implemented the Prospectus Directive (2003/71/EC) (a "Relevant Member State") (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in that Relevant Member State and together with any applicable implementing measures in each Relevant Member State, the "Prospectus Directive"), this announcement and the offer are only addressed to and directed at persons in that Relevant Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may be lawfully addressed) and must not be acted upon by other persons in that Relevant Member State. A prospectus under the Prospectus Directive is not required for the offer of the Covered Bonds in a Relevant Member State as all offers will be made pursuant to a prospectus exemption under the Prospectus Directive as implemented in that Relevant Member State.

This announcement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Covered Bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Covered Bonds will be in engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.